UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2009

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland	20874
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 —  Securities and Trading Markets

Item 3.01.                  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 11, 2009, Optelecom-NKF, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying that Company that as a result of the resignation of Robert Urso as a director of the Company on March 6, 2009, the Board of Directors of the Company does not consist of a majority of independent directors as required under Nasdaq marketplace rule 4350(c)(1).  Pursuant to the Nasdaq rules, because the Company intends to hold its annual meeting within 180 days of the date of Mr. Urso’s resignation, the Company has until September 2, 2009 (the “cure period”) to become compliant with the requirements of Nasdaq rule 4350(c)(1).  The Board of Directors of the Company is in the process of identifying candidates to replace Mr. Urso and intends to appoint a director who satisfies the independence requirements of the Nasdaq rules prior to the expiration of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

	By:	/s/ Edmund Ludwig
Edmund Ludwig
Chief Executive Officer

Date: March 13, 2008